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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of GelTex Pharmaceuticals, Inc. for the registration of shares of its common stock with a maximum aggregate offering price of $85,000,000 and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the financial statements of Geltex Pharmaceuticals, Inc. included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
January 28, 1998